EXHIBIT 99.1


[GRAPHIC OMITTED]
     BRIGHAM
EXPLORATION COMPANY

                                                                    NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE

BRIGHAM EXPLORATION ANNOUNCES FILING OF ITS FORM 10-K AND UPDATES 2002 FINANCIAL STATEMENTS
================================================================================

     Austin, TX - March 31, 2003 -- Brigham Exploration Company (NASDAQ:BEXP) announced today that it has filed its 2002 Form 10-K, with the incorporated financial statements reflecting the following changes to the financial statements included in the Company's FY 2002 earnings release issued on March 3, 2003.

DEPLETION  RATE  CHANGE

     In the financial statements and results incorporated in the FY 2002 earnings release issued on March 3, 2003, Brigham inadvertently understated its depletion rate calculation for FY 2002. As a result, the depletion rate and depletion expense for FY 2002 reported in its earlier earnings release were understated by $0.11 per Mcfe and $1.1 million, respectively. Brigham's adjusted depletion rate and depletion expense for FY 2002 is $1.46 per Mcfe and $14.6 million, respectively. These adjustments are reflected in the financial statements filed with Brigham's 2002 Form 10-K.

BRIGHAM  SETTLES  DISPUTE

     Subsequent to the issuance of its 2002 earnings release on March 3, 2003, Brigham and Vaquero Gas Company, Inc. reached a negotiated settlement on a contract dispute. This settlement resulted in a payment to Brigham that was $75,000 less than recorded revenues and accounts receivable included in the March 3 earnings release. The financial statements filed with Brigham's FY 2002 Form 10-K have been adjusted to reflect this settlement.

ABOUT  BRIGHAM  EXPLORATION

     Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

FORWARD  LOOKING  STATEMENT  DISCLOSURE

     Except for the historical information contained herein, the matters discussed in this news release are forward looking statements that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company's filings with the Securities and Exchange Commission.


Contact:     John Turner, Manager of Finance and Investor Relations
             (512) 427-3300 / investor@bexp3d.com


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